Exhibit 99.1

DANAHER REPORTS RECORD RESULTS FOR FOURTH QUARTER AND FULL YEAR 2006

WASHINGTON, D.C., January 25, 2007 — Danaher Corporation (NYSE:DHR) today announced results for the fourth quarter and year ended December 31, 2006. Net earnings for the fourth quarter of 2006 were $323.7 million, or $1.00 per diluted share, a 28.5% increase compared with $251.7 million, or $0.78 per diluted share for the fourth quarter of 2005.

Fourth quarter 2006 net earnings included approximately $0.05 per diluted share of net tax benefits primarily related to the reduction in income tax provision due to a change in German tax law which entitles Danaher to cash payments in lieu of certain previously-held tax credits. The comparison of fourth quarter 2006 net earnings to the comparable period in 2005 is also impacted by a charge related to a litigation settlement of approximately $0.03 per diluted share incurred in the fourth quarter of 2005, and by the fact that the 2005 results do not include stock-based compensation expense of approximately $0.03 per diluted share that would have been recorded had Danaher expensed stock options in 2005.

Sales for the 2006 fourth quarter were $2,660.3 million compared to $2,263.8 million for the fourth quarter of 2005, an increase of 17.5%.

Net earnings for the full year 2006 were $1,122 million, or $3.48 per diluted share, compared with $898 million, or $2.76 per diluted share for 2005, an increase of 25%. Included in 2006 results were an after-tax gain of approximately $0.03 per diluted share related to the sale of an interest in shares of First Technology PLC and the after-tax gain of approximately $0.16 per diluted share from certain tax reserve reductions recorded in the first half of 2006, as well as the approximately $0.05 per diluted share fourth quarter net tax benefits noted above. The comparison of 2006 net earnings to 2005 results is also impacted by items aggregating to a net gain of approximately $0.01 per share realized in 2005, and by the fact that the 2005 results do not include stock option expense of approximately $0.09 per share that would have been recorded had Danaher expensed stock options in 2005.

Attached is a reconciliation that shows the Company’s adjusted net earnings and adjusted net earnings per diluted share for each period, adjusted to exclude the items noted above.

Sales for 2006 were $9,596.4 million compared to $7,984.7 million in 2005, an increase of 20%.

The Company also announced today that it has expanded its reporting to four segments. The four segments are Medical Technologies, Professional Instrumentation, Industrial Technologies and Tools and Components. The Medical Technologies business, previously included within the Professional Instrumentation segment, will now stand alone as its own reporting segment. Professional Instrumentation will still include our Electronic Test and Environmental businesses, while the Industrial Technologies and Tools and Components segments remain unchanged.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to once again report record fourth quarter and full year results. For the quarter, growth from existing businesses, also known as core revenues, increased 5.5%. Operating cash flow for the year was a record $1.5 billion, representing a 29% increase over 2005. Our record performance throughout 2006, and our strong finish to the year, gives us confidence in our ability to deliver positive results in 2007.”

Danaher Corporation is a leading manufacturer, specializing in Professional Instrumentation, Medical Technologies, Industrial Technologies and Tools and Components (www.danaher.com).

Statements in this release that are not strictly historical, including the statement regarding expectations for 2007 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, competition, our ability to develop and successfully market new products and technologies, our ability to expand our business in new geographic markets, our ability to identify, consummate and integrate appropriate acquisitions, litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, economic conditions in the end-markets we sell into, commodity costs and surcharges, currency exchange rates, tax audits, and general domestic and international economic conditions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2005 Annual Report on Form 10-K and Third Quarter 2006 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this release and the Company does not intend to update any forward-looking statement.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Sales	$2,660,256	$2,263,754	$9,596,404	$7,984,704
Cost of sales	1,467,450	1,291,397	5,353,021	4,539,689
Selling, general and administrative expenses	745,490	606,299	2,741,769	2,175,751
Other expense (income), net	—	13,930	(16,379)	4,596

Total operating expenses	2,212,940	1,911,626	8,078,411	6,720,036

Operating profit	447,316	352,128	1,517,993	1,264,668
Interest expense	(25,909)	(9,427)	(79,829)	(44,933)
Interest income	1,236	2,658	8,008	14,707

Earnings before income taxes	422,643	345,359	1,446,172	1,234,442
Income taxes	98,926	93,656	324,143	336,642

Net earnings	$323,717	$251,703	$1,122,029	$897,800

Earnings Per Share:
Basic net earnings per share	$1.05	$0.82	$3.64	$2.91

Diluted net earnings per share	$1.00	$0.78	$3.48	$2.76

Average common stock and common equivalent shares outstanding:
Basic	308,894	306,510	307,984	308,905
Diluted	327,219	325,197	325,251	327,983

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

As of December 31 (in thousands)

	2006	2005
ASSETS

Current assets:
Cash and equivalents	$317,810	$315,551
Trade accounts receivable, less allowance for doubtful accounts of $103,201 and $91,115	1,674,970	1,407,858
Inventories	1,005,360	825,263
Prepaid expenses and other current assets	432,587	396,347

Total current assets	3,430,727	2,945,019
Property, plant and equipment, net	874,368	748,172
Other assets	264,609	160,780
Goodwill	6,596,123	4,474,991
Other intangible assets, net	1,698,324	834,147

	$12,864,151	$9,163,109

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities: Notes payable and current portion of long-term debt	$10,855	$183,951
Trade accounts payable	952,337	782,854
Accrued expenses	1,523,947	1,301,781

Total current liabilities	2,487,139	2,268,586
Other liabilities	1,361,371	956,402
Long-term debt	2,422,861	857,771
Stockholders’ equity:
Common stock, one cent par value; 500,000 shares authorized; 341,223 and 338,547 issued; 308,242 and 305,571 outstanding	3,412	3,385
Additional paid-in capital	1,027,454	861,875
Accumulated other comprehensive income (loss)	140,105	(109,279)
Retained earnings	5,421,809	4,324,369

Total stockholders’ equity	6,592,780	5,080,350

	$12,864,151	$9,163,109

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS

Year Ended December 31 (in thousands)

	2006	2005
Cash flows from operating activities:
Net earnings from operations	$1,122,029	$897,800
Depreciation and amortization	217,190	176,972
Stock compensation expense	67,191	7,502
Change in trade accounts receivable, net	(50,848)	(66,611)
Change in inventories	3,368	(22,478)
Change in accounts payable	80,758	138,144
Change in accrued expenses and other liabilities	122,424	111,103
Change in prepaid expenses and other assets	(14,861)	(38,631)

Total operating cash flows	1,547,251	1,203,801

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(137,706)	(121,206)
Proceeds from disposals of property, plant and equipment	9,988	18,783
Cash paid for acquisitions	(2,656,035)	(885,083)
Proceeds from divestitures	14,383	22,100

Net cash used in investing activities	(2,769,370)	(965,406)

Cash flows from financing activities:
Proceeds from issuance of common stock	98,415	59,931
Dividends paid	(24,589)	(21,553)
Purchase of treasury stock	—	(257,696)
Net increase in borrowings (maturities of 90 days or less)	846,897	—
Proceeds from debt borrowings (maturities longer than 90 days)	757,490	355,745
Debt repayments	(459,372)	(647,987)

Net cash used in financing activities	1,218,841	(511,560)

Effect of exchange rate changes on cash	5,537	(20,399)

Net change in cash and equivalents	2,259	(293,564)
Beginning balance of cash and equivalents	315,551	609,115

Ending balance of cash and equivalents	$317,810	$315,551

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION and SUBSIDIARIES

Segment Information

Three Months and Year Ended December 31, 2006

(in thousands, unaudited)

2006 Segment Presentation

Sales

	Three Months Ended		Year Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Professional Instrumentation	$799,247	$711,028	$2,906,464	$2,600,575
Medical Technologies	697,386	459,138	2,219,976	1,181,534
Industrial Technologies	791,776	744,354	3,119,168	2,908,141
Tools & Components	371,847	349,234	1,350,796	1,294,454

	$2,660,256	$2,263,754	$9,596,404	$7,984,704

Operating Profit

Professional Instrumentation	$178,387	$144,645	$625,577	$538,322
Medical Technologies	102,088	62,223	261,604	138,672
Industrial Technologies	128,679	105,663	485,520	426,399
Tools & Components	54,513	50,950	194,063	199,289
Other	(16,351)	(11,353)	(48,771)	(38,014)

	$447,316	$352,128	$1,517,993	$1,264,668

Operating Margins

Professional Instrumentation	22.3%	20.3%	21.5%	20.7%
Medical Technologies	14.6%	13.6%	11.8%	11.7%
Industrial Technologies	16.3%	14.2%	15.6%	14.7%
Tools & Components	14.7%	14.6%	14.4%	15.4%

Total	16.8%	15.6%	15.8%	15.8%

Historical Segment Presentation

Sales

	Three Months Ended		Year Ended
	12/31/06	12/31/05	12/31/06	12/31/05
Professional Instrumentation	$1,496,633	$1,170,166	$5,126,440	$3,782,109
Industrial Technologies	791,776	744,354	3,119,168	2,908,141
Tools & Components	371,847	349,234	1,350,796	1,294,454

	$2,660,256	$2,263,754	$9,596,404	$7,984,704

Operating Profit

Professional Instrumentation	$280,475	$206,868	$887,181	$676,994
Industrial Technologies	128,679	105,663	485,520	426,399
Tools & Components	54,513	50,950	194,063	199,289
Other	(16,351)	(11,353)	(48,771)	(38,014)

	$447,316	$352,128	$1,517,993	$1,264,668

Operating Margins

Professional Instrumentation	18.7%	17.7%	17.3%	17.9%
Industrial Technologies	16.3%	14.2%	15.6%	14.7%
Tools & Components	14.7%	14.6%	14.4%	15.4%

Total	16.8%	15.6%	15.8%	15.8%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

Danaher Corporation

Supplemental Reconciliation of Adjusted Net Earnings and Adjusted Net Earnings per Diluted Share

Three Months and Year Ended December 31, 2006

	Three Months Ended			Years Ended
	12/31/2006	12/31/2005	% Change	12/31/2006	12/31/2005	% Change
Net earnings per GAAP	$323,717	$251,703	28.5%	$1,122,029	$897,800	25.0%

After-tax gain on sale of securities acquired in connection with an unsuccessful acquisition bid (First Technology - $14 million pre-tax)	—	—		(9,083)	—
Gains from favorable settlement of tax contingencies and benefit of certain changes in German tax regulations	(16,800)	—		(69,473)	—
Adjustment to deduct share-based compensation expense, after estimated tax benefit	—	(9,272)		—	(29,501)

After-tax gain on retained debt and equity interest that had been received as consideration for previously sold business which interest had previously been written off (API Heat Transfer - $9.9 million pre-tax including collected interest)	—	—		—	(7,155)
After-tax gain on sale of business (M & M Precision - $4.6 million pre-tax)	—	—		—	(3,314)
After tax expense related to settlement of patent infringement litigation in connection with a recently acquired business ($15.5 million pre-tax)	—	10,075	—	—	10,075	—

Other after-tax (gains) loss on sale of real estate & other non-operational assets	—	—		(1,748)	(2,951)

Adjusted net earnings	$306,917	$252,506	21.5%	$1,041,725	$864,954	20.5%

Diluted net earnings per share per GAAP	$1.00	$0.78	28.0%	$3.48	$2.76	26.0%

After-tax gain on sale of securities acquired in connection with an unsuccessful acquisition bid (First Technology - $14 million pre-tax)	—	—		(0.03)	—
Gains from favorable settlement of tax contingencies and benefit of certain changes in German tax regulations	(0.05)	—		(0.21)	—
Adjustment to deduct share-based compensation expense, after estimated tax benefit	—	(0.03)		—	(0.09)

After-tax gain on retained debt and equity interest that had been received as consideration for previously sold business which interest had previously been written off (API Heat Transfer - $9.9 million pre-tax including collected interest)	—	—		—	(0.02)
After-tax gain on sale of business (M & M Precision - $4.6 million pre-tax)	—	—		—	(0.01)
After tax expense related to settlement of patent infringement litigation in connection with a recently acquired business ($15.5 million pre-tax)		0.03			0.03

Other after-tax (gains) loss on sale of real estate & other non-operational assets	—	—		—	(0.01)

Adjusted net earnings per diluted share	$0.95	$0.78	22.0%	$3.24	$2.66	22.0%

NOTE: In addition to the results provided in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided the non-GAAP measure of adjusted diluted earnings per share (the “non-GAAP measure”) which compares diluted earnings per share for the year ended December 31, 2005 to diluted earnings per share for the year ended December 31, 2006 on a basis which:

•	adds stock-based compensation expense to the 2005 period (net of an assumed tax benefit) on the same basis that such expense is included in the 2006 period, even though GAAP did not require such expense in 2005;

•	in the 2006 period, excludes (1) gains from favorable settlement of tax contingencies and benefit of certain changes in German tax regulations during the period, (2) gains related to the sale of securities acquired in connection with an unsuccessful acquisition and (3) gains from the sale of real estate; and

•	in the 2005 period, excludes (in each case on an after-tax basis) (1) gains from the collection of a note (including accrued interest) and equity interest that had been received as consideration for a previously divested business, (2) gains from the sale of a business, (3) gains from the sale of real estate, and (4) expense related to settlement of patent infringement litigation in connection with a recently acquired business.

The non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, diluted earnings per share calculated according to GAAP. Danaher’s non-GAAP measure may be defined differently than similar non-GAAP measures that are used by other companies.

Danaher management believes that the non-GAAP measure reflects an additional way of viewing aspects of Danaher’s operations that, when viewed with and reconciled to the corresponding GAAP measures, provide a more complete understanding of Danaher’s performance compared to previous periods and forecasts, and helps identify underlying trends in Danaher’s business. We believe that adjusting diluted earnings per share for the 2005 period to include stock-based compensation expense helps to provide a better understanding of actual year-over-year changes in the business (as opposed to changes in accounting treatment between years). The other items that have been excluded from the non-GAAP measure are items that occur with inconsistent frequency and for reasons that may be unrelated to Danaher’s commercial performance during the period.

Danaher management references the non-GAAP measure in assessing current performance and making decisions about internal budgets, resource allocation and financial goals for its business units. Danaher management believes that the non-GAAP measure helps investors and others, if they so choose, in understanding and evaluating Danaher’s current operating performance and future prospects in the same manner as management does. In addition, Danaher believes that analysts and others in the investment community use the non-GAAP measure to assess Danaher’s performance, identify trends in Danaher’s performance and provide estimates of future performance.

A general limitation of the non-GAAP measure is that use of the non-GAAP measure (as compared to the related GAAP measure) may reduce comparability with other companies who may calculate similar non-GAAP measures differently. Another limitation of the non-GAAP measure is that it does not include all items of income and expense that affect Danaher’s operations (and includes expenses that did not affect Danaher’s operations), and excludes items of income or expense that may recur in the course of Danaher’s business (though at times and in amounts that may be difficult to predict). Danaher management compensates for these and other limitations of the non-GAAP measure by also considering Danaher’s financial results as determined in accordance with GAAP.

The Company also provides in the release the non-GAAP measure of adjusted net earnings. The explanation set forth in this note also applies to the non-GAAP measure of adjusted net earnings.

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.